UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2021

LOCKHEED MARTIN CORPORATION
(Exact name of registrant as specified in its charter)

Maryland		1-11437	52-1893632
(State or other jurisdiction		(Commission file number)	(I.R.S. Employer
of incorporation)			Identification No.)

6801 Rockledge Drive
Bethesda,	Maryland		20817
(Address of principal executive offices)			(Zip Code)
(301) 897-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1 par value	LMT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.
On August 3, 2021, Lockheed Martin Corporation (“Lockheed Martin” or the “Corporation”) purchased group annuity contracts from Athene Holding Ltd. (“Athene”) to transfer approximately $4.9 billion of Lockheed Martin’s defined benefit pension obligations and related plan assets for approximately 18,000 U.S. retirees and beneficiaries to Athene. The contracts were purchased using assets from the Corporation’s master retirement trust and no additional funding contribution was required as part of this transaction. Pursuant to the transaction, on January 1, 2022, Athene, through its wholly-owned subsidiaries Athene Annuity and Life Company and Athene Annuity & Life Assurance Company of New York, will begin paying and administering the retirement benefits of certain retirees and beneficiaries in the Lockheed Martin Corporation Salaried Employee Retirement Program and the Lockheed Martin Aerospace Hourly Pension Plan. The transaction will result in no changes to the benefits received by retirees and beneficiaries. In connection with this transaction, the Corporation expects to recognize a non-cash, non-operating settlement charge of approximately $1.7 billion ($1.3 billion, or $4.75 per share, after tax) in the third quarter of 2021, primarily related to the accelerated recognition of actuarial losses for the affected plans. The actual settlement charge will depend on finalization of the actuarial assumptions, including discount rate and investment rate of return, as of the measurement date.
On August 3, 2021, the Corporation issued a news release announcing the pension plan annuity transaction and updating its full year 2021 financial outlook for earnings per share to incorporate the impacts of the transaction and reaffirming its full year 2021 financial outlook for net sales, segment operating profit and cash from operations previously provided in connection with its second quarter financial results. A copy of the news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
Item 8.01. Other Events.
Except for the second paragraph and Exhibit 99.1, the information included in Item 7.01 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.
Forward Looking Statements
This current report on Form 8-K contains statements that, to the extent they are not recitations of historical fact, constitute forward-looking statements within the meaning of the federal securities laws, including the expected non-cash settlement charge, and are based on Lockheed Martin’s current expectations and assumptions. The words “believe,” “estimate,” “anticipate,” “project,” “intend,” “expect,” “plan,” “outlook,” “scheduled,” “forecast,” and similar expressions are intended to identify forward-looking statements. There can be no assurance that future events will occur as anticipated, if at all, or that actual results will be as expected. These statements are not guarantees of future performance and are subject to risks and uncertainties. Actual results may differ materially due to factors such as: the amount of the expected settlement charge, the accuracy of the Corporation’s estimates and projections; timing and estimates regarding pension funding and movements of interest rates; and other changes that may affect pension plan assumptions, stockholders’ equity, the level of the FAS/CAS adjustment and actual returns on pension plan assets and the impact of the American Rescue Plan Act of 2021. These are only some of the factors that may affect the forward-looking statements contained in this current report on Form 8-K. For a discussion identifying additional important factors that could cause actual results to vary materially from those anticipated in the forward-looking statements, see the Corporation’s filings with the SEC including, but not limited to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2020 and quarterly reports on Form 10-Q. The Corporation’s filings may be accessed through the Investor Relations page of its website, www.lockheedmartin.com/investor, or through the website maintained by the SEC at www.sec.gov. Except where required by applicable law, the Corporation expressly disclaims a duty to provide updates to forward-looking statements after the date of this Form 8-K to reflect subsequent events, changed circumstances, changes in expectations, or the estimates and assumptions associated with them. The forward-looking statements in this Form 8-K are intended to be subject to the safe harbor protection provided by the federal securities laws.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
99.1	Lockheed Martin Corporation News Release dated August 3, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lockheed Martin Corporation
(Registrant)

Date: August 3, 2021	By:	/s/ Kerri R. Morey
Kerri R. Morey
Vice President and Associate General Counsel